UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – February 1, 2012

IEC ELECTRONICS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513

(Address of principal executive offices)(Zipcode)

(315) 331-7742

 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

IEC Electronics Corp. (the “Company”) held its Annual Meeting of stockholders on February 1, 2012. The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the results of each matter. For more information about these proposals, please refer to the Company’s Proxy Statement dated December 16, 2011, as amended, filed with the Securities and Exchange Commission.

Proposal No. 1 - Election of Directors

The stockholders elected all nominees to serve as directors for a one-year term, including:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
W. Barry Gilbert	4,399,316	205,805	4,592,625
Eben S. Moulton	4,375,603	229,518	4,592,625
James C. Rowe	4,089,316	515,805	4,592,625
Carl E. Sassano	4,378,431	226,690	4,592,625
Amy L. Tait	4,403,331	201,790	4,592,625
Jerold L. Zimmerman	4,377,581	227,540	4,592,625

Proposal No. 2 – Ratification of Selection of Accounting Firm

The stockholders ratified the appointment of EFP Rotenberg, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012 with:

Affirmative Votes:	8,690,719
Votes Against:	455,204
Votes Abstaining:	51,823
Broker Non-Votes:	0

Proposal No. 3 – Approval and Adoption of 2011 Employee Stock Purchase Plan

The stockholders approved and adopted the Company’s 2011 Employee Stock Purchase Plan with:

Affirmative Votes:	4,236,686
Votes Against:	363,270
Votes Abstaining:	5,165
Broker Non-Votes:	4,592,625

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date: February 2, 2012	By:	/s/ W. Barry Gilbert
W. Barry Gilbert